EXCHANGE AGREEMENT

Agreement dated this 26th day of March, 2008, by and among China Display Technologies, Inc., a Delaware corporation (the “Company”), Barron Partners LP (“Barron”) and Eos Holdings (“Eos,” and, together with Barron, the “Investors” and each, an “Investor”).

W I T N E S S E T H:

WHEREAS, the Investors are holders of warrants to purchase shares of the Company’s common stock; and

WHEREAS, the Investors, singly, are willing to exchange a portion of their warrants for shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred Stock”); and

WHEREAS, the Investors are willing to make such exchange, on and subject to the provisions of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

1.  Each Investor, acting singly and not jointly, agrees to exchange warrants (the “Exchange Warrants”) to purchase the number of shares of common stock, par value $.001 per share (“Common Stock”) set forth after its name under the columns “$1.30 Warrants” and “$1.50 Warrants” for the number of shares of Series A Preferred Stock set forth under the column “Preferred Stock.”

Investor	$1.30 Warrants	$1.50 Warrants	Preferred Stock
Barron	1,150,000	5,850,000	3,265,455
Eos	29,487	150,000	83,730
Total	1,179,487	6,000,000	3,349,185

2.  In consideration for the agreement of the Company to issue the Series A Preferred Stock in exchange for the Exchange Warrants, each Investor hereby irrevocably agrees as follows:

(a)  The 3,700,000 shares of Series A Preferred Stock that are held in escrow pursuant to Section 6.15 of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated September 12, 2007, by and among the Company and the Investors, shall be delivered by the escrow agent to the Company for cancellation. By executing this Agreement, the Company, Barron and Eos are hereby jointly instructing the escrow agent to deliver the certificate for the 3,700,000 shares of Common Stock to the Company. As a result, no Investor shall have any right under said Section 6.15.

(b)  Any warrants that are owned by the Investors, other than the Exchange Warrants shall be amended by deleting Section 7(e) of the warrants in its entirety. Each Investor shall promptly affix to each warrant the following legend: “THIS WARRANT HAS BEEN AMENDED BY THE DELETION OF SECTION 7(e) IN ITS ENTIRETY.” At the request of the Company, each Investor shall deliver to the Company the present warrants and the Company will deliver to the Investors a warrant that is identical with the present warrant except that it will not contain the present Section 7(e).

3.  Each Investor represents and warrants that:

(a)  It has the right to enter into this Agreement, and this Agreement constitutes the valid, binding and obligation of such Investor, enforceable in accordance with its terms.

(b)  It owns the Exchange Warrants free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description.

(c)  It has not transferred or otherwise conveyed or enlivened any warrants that were issued to such Investor pursuant to the Securities Purchase Agreement.

(d)  It is an accredited investor and is acquiring the shares of Series A Preferred Stock pursuant to this Agreement for its own account, for investment and not with a view to the sale or distribution thereof.

4.  The Company represents and warrants that all necessary approval by the Company’s board of directors has been obtained, and this Agreement constitutes the valid, binding and enforceable obligation of the Company. The shares of Series A Preferred Stock, when issued pursuant to this Agreement, and the shares of Common Stock issued upon conversion of such shares of Series A Preferred Stock, will be duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any rights of any other person.

5.  This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, between the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by all of the parties, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights.

6.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum. In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 7 of this Agreement (other than by telecopier) or (ii) in any other manner permitted by law.

7.  All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by registered mail, overnight courier services with provided evidence of delivery or attempted delivery, or facsimile or e-mail, to the recipient addressed to the parties at their respective addresses set forth on the signature page of this Agreement to the attention to the person who executed this Agreement on behalf of the party. Any party may, be like notice, change the address or telecopy number or e-mail or the person to which notice is to be given. Notice shall be deemed given when received or when attempted delivery is made, provided that notice by telecopier shall be deemed given when receipt is acknowledged by the recipient.

8.  If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.  This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

[Signatures on following page]

IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date first written above.

Signature	Address, Telecopier and e-mail
CHINA DISPLAY TECHNOLGIES, INC. By: /s/ Lawrence Kwok-Yan Chan Lawrence Kwok-Yan Chan Chief Executive Officer
c/o Suny Electronics (Shenzhen) Company, Limited
12A Block, Xinhe Road, Xinqiao No. 3
Industrial Zone, Shajing District
Baoan Town
Shenzhen, CHINA 150090
E-mail: lawrence.ky2007@gmail.com
Fax: 86 0755-29758866

BARRON PARTNERS LP By: Barron Capital Advisors, LLC, its General Partner By: /s/Andrew Barron Worden Andrew Barron Worden, President	730 Fifth Avenue; 25th floor New York, New York 10019 Fax: 212 359-0222 e-mail: abw@barronpartners.com

EOS HOLDINGS By:/s/ Jon R. Carnes Jon R.Carnes, CEO	2560 Highvale Dr. Las Vegas, NV 89134 Attn: Jon R. Carnes, President E-mail: jcarnes@eosfunds.com